EXHIBIT 23.1
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             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT


         We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Stock Option Plan, as amended, of Greystone Logistics, Inc. and in the related Prospectus, by incorporation by reference of the amended annual report on Form 10-KSB/A of Greystone Logistics, Inc. for the fiscal year ended May 31, 2005, of our report dated August 30, 2005. We also consent to the reference to our firm under the caption "Experts" in the related Prospectus.



                                         MURRELL, HALL, MCINTOSH & CO., PLLP


                                         /s/ Murrell, Hall, Mcintosh & Co., PLLP


Norman, Oklahoma
January 10, 2006